Exhibit 10.26

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as this “Amendment”) is made this _27_ day of ___July___, 2018, by and between ICON DP MD OWNER POOL 2 WEST/NORTHEAST/MIDWEST, LLC, a Delaware limited liability company (“Landlord”), and BIO-KEY INTERNATIONAL, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are party to that certain Lease, dated as of May 4, 2009(the “Original Lease”), as amended by that certain First Amendment to Lease Agreement, dated as of September 12, 2013 (the “First Amendment”, the “Lease”, as may be further amended or modified from time to time), pursuant to which Landlord leases to Tenant certain premises consisting of approximately 5,544 rentable square feet with a common address of 1301 Corporate Center Drive, Suite 1160, Eagan, Minnesota 55121, as more particularly described in the Lease (the “Premises”), and located in the Project commonly known as Eagandale Business Campus I. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Lease.

WHEREAS, the Term is scheduled to expire on August 31, 2018 and Landlord and Tenant desire to extend the Term for an additional twelve (12) full calendar months from such expiration date and to amend the terms and conditions of the Lease as hereinafter provided.

AGREEMENT:

NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, and the mutual covenants set forth herein, the parties hereto agree as follows:

1.          Extension of Term. The Term is hereby extended for a period of twelve (12) full calendar months, commencing as of September 1, 2018 (the “Extended Term Commencement Date”) and expiring on August 31, 2019 (the “Extended Term”). From and after the date hereof, the “Term” shall be deemed to include the Extended Term.

2.          Rent Schedule. Effective as of the Extended Term Commencement Date, the Annual Rent and Monthly Installment of Rent for the Premises payable by Tenant to Landlord during the Extended Term is as follows:

Period		Annual Rent	Monthly Installment of Rent
From	Through
September 1, 2018	August 31, 2019	$40,194.00	$3,349.50

Except as otherwise set forth in this Amendment, all other terms and conditions with respect to the payment of Monthly Installment of Rent, Taxes, Expenses, or any other sums due and payable by Tenant under the Lease shall remain as set forth thereunder.

3.          AS-IS Condition. Tenant hereby acknowledges and agrees that it has accepted the Premises as of the date hereof, and will continue to accept the Premises as of the Extended Term Commencement Date, in AS-IS, WHERE-IS condition without any representation or warranty of any kind made by Landlord in favor of Tenant.

4.          Notice. Landlord’s Address as set forth on the Reference Pages of the Original Lease and as amended by Section 5 of the First Amendment are hereby deleted in their entirety and replaced with the following:

Landlord:

c/o GLP US Management LLC
Two North Riverside Plaza, Suite 2350
Chicago, IL 60606
Attention: Lease Administration

With a copy to:

c/o GLP US Management LLC
50 Old Ivy, Suite 250
Atlanta, GA 30342
Attention: Regional Director

5.          OFAC. Tenant hereby represents and warrants that, to the best of its knowledge, neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to the defaulting party.

6.          Tenant’s Broker. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

7.          No Offer. Submission of this Amendment by Landlord is not an offer to enter into this Amendment, but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord and Tenant have fully executed and delivered this Amendment.

8.          Authority. Tenant represents and warrants to Landlord that Tenant has been and is qualified to do business in the state in which the Premises is located, that the entity has the full right and authority to enter into this Amendment, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

9.          Severability. If any clause or provision of this Amendment is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby. It is also the intention of the parties to this Amendment that in lieu of each clause or provision of this Amendment that is illegal, invalid or unenforceable, there be added, as a part of this Amendment, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

10.        Counterparts and Delivery. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Amendment. Execution copies of this Amendment may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Amendment having the binding effect as an original signature on an original document. Notwithstanding the foregoing, Tenant shall, upon Landlord’s request, deliver original copies of this Amendment to Landlord at the address set forth in such request. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Amendment.

11.        Conflict; Ratification. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control. Landlord and Tenant hereby agree that (a) this Amendment is incorporated into and made a part of the Lease, (b) any and all references to the Lease hereinafter shall include this Amendment, and (c) the Lease, and all terms, conditions and provisions of the Lease, are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly authorized, executed and delivered as of the day and year first set forth above.

LANDLORD:

ICON DP MD OWNER POOL 2 WEST/NORTHEAST/MIDWEST, LLC, a Delaware limited liability company

By:	GLP US Management LLC,
a Delaware limited liability company,
as agent for Landlord

By:
Name:
Title:

TENANT:

BIO-KEY INTERNATIONAL, INC.,
a Delaware corporation

By
Name:	Cecilia C. Welch
Title:	CFO